UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2026

VYOME HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvard Square, One Mifflin Place, Suite 400 Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 832-8147

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HIND	The Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2026, the board of directors (the “Board”) of Vyome Holdings, Inc. (the “Company”) appointed Jerry Leonard as the Company’s Chief Financial Officer. In connection with Mr. Leonard’s appointment, the Board, upon the recommendation of the compensation committee of the Board, approved a Consulting Agreement (the “CFO Agreement”) with ClearbridgeCFO, LLC, a Georgia limited liability company (“ClearBridge”), and Mr. Leonard, pursuant to which ClearBridge will assign Mr. Leonard to provide services as the Company’s Chief Financial Officer, effective as of September 1, 2026 (the “Effective Date”). In connection with his appointment, as of the Effective Date, Mr. Leonard will serve as the Company’s principal financial officer and principal accounting officer.

Pursuant to the CFO Agreement, dated August 27, 2026, the Company will pay ClearBridge a consulting fee of $15,000 per calendar month (the “Consulting Fee”). The CFO Agreement has an initial term commencing on the Effective Date and continuing through the first anniversary of the Effective Date, and will automatically renew for successive 12-month periods unless earlier terminated in accordance with its terms or extended by mutual written agreement of the parties. The CFO Agreement may be terminated by either party: (a) for Cause (as defined in the CFO Agreement), upon 15 days’ prior written notice; (b) without Cause, upon 60 days’ prior written notice; (c) by the Company with immediate effect if Mr. Leonard ceases to be made available by ClearBridge and a replacement acceptable to the Company is not made available within 30 days, in which case the Company will pay ClearBridge the Consulting Fee prorated through the effective date of termination, plus any accrued and unreimbursed expenses; or (d) in connection with an unresolved conflict of interest.

Mr. Leonard, age 58, is the founder and Chief Executive Officer of ClearBridgeCFO, an Atlanta-based fractional CFO and financial transformation firm. Since March 2026, Mr. Leonard serves as fractional Chief Financial Officer and Secretary of VSee Health (OTC: VSEE), a telehealth company, pursuant to an assignment through ClearbridgeCFO. Previously, Mr. Leonard served as the Senior Vice President, Chief Financial Officer and Secretary of VSee Health from June 2024 to March 2026. He also served as Chief Financial Officer of iDoc Telehealth Solutions (“iDoc”) and VSee Lab, from March 2021 and June 2022, respectively, to June 2024, when each company became a subsidiary of VSee Health. Prior to his position with iDoc, Mr. Leonard was Vice President of Finance from 2010 to June 2021 within the Asset Management business of Voya Financial, Inc. (NYSE: VOYA). Preceding his role at Voya, he held various finance leadership positions at IBM (NYSE: IBM) and Colgate-Palmolive (NYSE: CL). He started his career in public accounting at Arthur Andersen and PricewaterhouseCoopers. Mr. Leonard is a Certified Public Accountant (CPA). Mr. Leonard received his MBA from Emory University and a BBA in Accounting from Baruch College (C.U.N.Y.) in New York City.

There are no arrangements or understandings between Mr. Leonard and any other person pursuant to which Mr. Leonard was selected as the Company’s Chief Financial Officer. There are no family relationships between Mr. Leonard and any director or executive officer of the Company. There are no transactions in which Mr. Leonard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On August 25, 2026, Robert Dickey notified the Company’s board of directors of his intention to voluntary resignation from his position as Interim Chief Financial Officer effective August 31, 2026. Mr. Dickey’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Mr. Dickey’s resignation, the Company’s consulting agreement with Foresite Advisors, LLC, dated August 26, 2024, will be deemed terminated as of August 31, 2026.

The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Consulting Agreement, dated August 27, 2026, by and among Vyome Holdings, Inc., ClearbridgeCFO, LLC, and Jerry Leonard
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYOME HOLDINGS, INC.

August 28, 2026	By:	/s/ Venkat Nelabhotla
	Name:	Venkat Nelabhotla
	Title:	President & Chief Executive Officer

2